UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 20, 2012

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA		19341
(Address of Principal Executive Offices)		(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2012, ViroPharma Incorporated (the “Company”) appointed John J. Kirby as Vice President and Chief Accounting Officer of the Company. Mr. Kirby, age 40, previously was with AstraZeneca Pharmaceuticals from 2010 to 2012 where he held positions of increasing responsibility, most recently as the Regional Audit Director – Americas. In that role, he was responsible for carrying out internal audits in the areas of risk management, compliance, governance and the effectiveness of operational controls in the Americas businesses. Prior to that, Mr. Kirby was with KPMG LLP for over fourteen (14) years where he held positions of increasing responsibility, most recently as Senior Manager. While at KPMG, he was responsible for planning and directing the audit process at various public and private company clients. Mr. Kirby received his bachelor of science degree in accounting from Villanova University and is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: August 22, 2012	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary